                   CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                   THREE MONTHS              NINE MONTHS
                                                                  ENDED JULY 31,            ENDED JULY 31,
                                                              ----------------------  --------------------------
                                                                 1997        1996         1997          1996
                                                              ----------  ----------  ------------  ------------
PRIMARY:
  Average shares outstanding................................   8,383,656   8,294,569     8,382,878     8,271,980
  Net effect of dilutive stock options--based on treasury
    stock method using average market price.................      52,171      32,861        56,197        31,865
                                                              ----------  ----------  ------------  ------------
  Totals....................................................   8,435,827   8,327,430     8,439,075     8,303,845
                                                              ----------  ----------  ------------  ------------
                                                              ----------  ----------  ------------  ------------
Net income..................................................  $  780,641  $  776,190  $  2,620,949  $  2,301,668
                                                              ----------  ----------  ------------  ------------
                                                              ----------  ----------  ------------  ------------
Per share amount............................................  $     0.09  $     0.09  $       0.31  $       0.28
                                                              ----------  ----------  ------------  ------------
                                                              ----------  ----------  ------------  ------------
FULLY DILUTED:
  Average shares outstanding................................   8,383,656   8,294,569     8,382,878     8,271,980
  Net effect of dilutive stock options--based on treasury
    stock method using period end market price, if greater
    than the average market price...........................      63,875      32,861        63,875        33,041
                                                              ----------  ----------  ------------  ------------
  Totals....................................................   8,447,531   8,327,430     8,446,753     8,305,021
                                                              ----------  ----------  ------------  ------------
                                                              ----------  ----------  ------------  ------------
Net income..................................................  $  780,641  $  776,190  $  2,620,949  $  2,301,668
                                                              ----------  ----------  ------------  ------------
                                                              ----------  ----------  ------------  ------------
Per share amount............................................  $     0.09  $     0.09  $       0.31  $       0.28
                                                              ----------  ----------  ------------  ------------
                                                              ----------  ----------  ------------  ------------

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